Exhibit 99.1
ACE*COMM REPORTS RESULTS
FOR THE FOURTH QUARTER AND FISCAL YEAR 2007
Fourth Quarter Fiscal 2007 Highlights
•	Revenue increased 29% over 3Q FY07

•	$4.2 million in new growth financing secured

•	Increased to 4 the number of wireless operators implementing Parent Patrol®
Gaithersburg, MD — September 18, 2007 - ACE*COMM Corporation (ACEC.PK), a global provider of network business support and advanced operations support systems (BSS and OSS) solutions, today reported financial results for the fourth quarter and fiscal year 2007, both ending June 30, 2007.
Revenues for the fourth quarter of 2007 totaled $4.0 million compared to $3.1 million in Q3, 2007 and $6.5 million for the same quarter in fiscal year 2006. Net loss for the quarter was $1.6 million, or $0.09 per fully diluted share, compared to net loss of $2.6 million or $0.14 per share for Q3, and $0.5 million, or $0.03 per fully diluted share, for the same quarter a year ago.
For the year ended June 30, 2007, the Company recorded revenues of $13.3 million, compared to $26.7 million for fiscal year 2006. The Company had a net loss and loss per fully diluted share of $9.5 million and $0.53, respectively, compared to a net income and income per fully diluted share of $0.3 million and $0.02 for fiscal year 2006.
“After three quarters of weak results, our numbers are moving in the right direction this quarter and we are at the top of the range we pre-announced last month,” said Jim Greenwell CEO of ACE*COMM. “Although the target markets we are now focusing on are still developing, the actions we took to align our business with industry dynamics in these areas are starting to pay off. The restructuring of our organization, introduction of new management and our recent new financing are all helping position ACE*COMM for possible growth next fiscal year. We are also encouraged by the growing opportunities we are seeing for sales of our new products.
“Recent indications are that a number of Tier 1 and Tier 2 market operators who will be offering new value-added services — like Parent Patrol® — to their subscribers will be deciding how best to move forward in the coming year. Some of these are already using our technology in their service offerings and we consequently expect that the number of opportunities to which we will be exposed will increase. We now have four wireless operator customers in various stages of deployment of Parent Patrol® and continue in discussions with some of the largest mobile service providers, both directly and through our channel partners, Alcatel-Lucent and VeriSign. We believe that with AT&T’s recent announcement about its launch of wireless controls, this market will now move at a more robust pace and we are prepared for the challenge.”

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Steve Delmar, CFO of ACE*COMM, added, “Since our management change and reorganization, the business has been rationalized and we continue to benefit from our actions. We realized notable improvements in revenue and the bottom line in the fourth quarter as we benefited from actions taken in the third quarter that reduced costs by about $3.0 million annually. In addition, the money we raised in the fourth quarter has provided the foundation to carry out our plan to penetrate the value-added services market and ultimately return to profitability.”
Mr. Greenwell concluded, “In the year ahead, we will build on the promising base of business we have established, capture our share of the additional opportunities that are presented, and continue to develop new technology in the markets that show the most potential for us to succeed. In addition to focusing on innovation and growth, the management team of ACE*COMM is committed to controlling expenses and achieving profitable growth.”
ACE*COMM will host an earnings teleconference call Wednesday afternoon, September 19, 2007 at 4:00 pm, Eastern Daylight Time, to discuss the fourth quarter fiscal year 2007 results. To participate, please call (866) 261-7147. When prompted, provide the operator with the ACE*COMM reservation number 1143572 and the title of the call “ACE*COMM 4th Quarter 2007 Earnings”. An audio replay of the call will be made available after 7:00 pm, on September 19, 2007 through 11:59 pm on September 26, 2007 and can be accessed by dialing (888) 266-2081 using access code 1143572.
About ACE*COMM
ACE*COMM is a global provider of advanced operations support systems (OSS) and service delivery solutions for telecommunications service providers and enterprises. ACE*COMM’s advanced OSS solutions are applicable to a range of legacy through next-generation networks that include wired, wireless, voice, data, multimedia and Internet communications networks. Network operators use them for revenue management, cost reduction, improved operational efficiency, acceleration of time-to-market for new services, and more effective customer care. ACE*COMM’s service delivery solutions provide mobile service providers with award-winning, in-demand consumer-oriented services to help them achieve and sustain market share, generate new revenue and position themselves as market innovators.
For more than 20 years, ACE*COMM technology has been effectively deployed for more than 300 customers, spanning more than 4,000 installations in 70 countries worldwide. ACE*COMM-installed products are currently enabling the success of customers and partners such as Alcatel-Lucent, AT&T, Bell Aliant, Cincinnati Bell, Cisco, General Dynamics, IBM, Motorola, Northrop Grumman, Siemens, and VeriSign. Headquartered in Gaithersburg, MD, ACE*COMM has corporate offices in Australia, Canada and the UK. ACE*COMM is an ISO 9001 quality standard compliant company. For more information, visit www.acecomm.com.

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Except for historical information, the matters discussed in this news release include forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected, including, but not limited to: the failure of anticipated demand to materialize, delays or cancellations of orders due to various factors, including business and economic conditions in the U.S. and foreign countries; industry-wide slowdowns, any limitations on customers’ financial resources, the continued convergence of voice and data networks, the continuing success of the Company’s strategic alliances for product development and marketing, customer purchasing and budgetary patterns or lack thereof; pricing pressures and the impact of competitive products; the timely development and acceptance of new products; the Company’s ability to adequately support its operations, and other risks detailed from time to time in the Company’s Report on Form 10-Q and other reports filed with the Securities Exchange Commission.

Media Relations Contact:	Investor Relations Contacts:
media@acecomm.com	Jody Burfening/Harriet Fried
+1 301.721.3000	hfried@lhai.com
+1 212.838.3777

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ACE*COMM CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands except share and per share amounts)

	June 30,	June 30,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$2,622	$946
Restricted cash	349	—
Accounts receivable, net	3,831	10,981
Inventories, net	769	838
Deferred contract costs	—	18
Prepaid expenses and other	688	571

Total current assets	8,259	13,354
Property and equipment, net	749	787
Goodwill	386	522
Acquired intangibles, net	512	1,041
Other non-current assets	597	657

Total assets	$10,503	$16,361

Liabilities and Stockholders’ Equity
Current liabilities:
Borrowings	$—	$2,970
Accounts payable	880	1,114
Accrued expenses	1,758	1,940
Accrued compensation	878	606
Deferred revenue	3,798	3,617

Total current liabilities	7,314	10,247
Long-term notes payable	3,018	17

Total liabilities	10,332	10,264

Commitments and contingencies

Stockholders’ equity:

Preferred stock, $.01 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value, 45,000,000 shares authorized, 18,647,962 and 17,788,032 shares issued and outstanding	186	178
Additional paid-in capital	38,722	35,257
Other accumulated comprehensive loss	(28)	(91)
Accumulated deficit	(38,709)	(29,247)

Total stockholders’ equity	171	6,097

Total liabilities and stockholders’ equity	$10,503	$16,361

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ACE*COMM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the three months ended		For the twelve months ended
	June 30,		June 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue
Licenses and hardware	$1,363	$2,714	$3,670	$12,875
Services	2,645	3,831	9,612	13,796

Total revenue	4,008	6,545	13,282	26,671

Cost of licenses and hardware revenue	470	1,165	1,900	2,970
Cost of services revenue	2,059	1,899	7,489	7,171

Total cost of revenue	2,529	3,064	9,389	10,141

Gross profit	1,479	3,481	3,893	16,530

Selling, general, and administrative	2,548	2,923	10,862	12,159
Research and development	375	1,040	2,229	3,866

Income (loss) from operations	(1,444)	(482)	(9,198)	505

Interest expense	76	48	208	223

Income (loss) before income taxes	(1,520)	(530)	(9,406)	282
Income tax (benefits) expense	55	(38)	56	(37)

Net income (loss)	$(1,575)	$(492)	$(9,462)	$319

Basic net income (loss) per share	$(0.09)	$(0.03)	$(0.53)	$0.02

Diluted net income (loss) per share	$(0.09)	$(0.03)	$(0.53)	$0.02

Shares used in computing net income (loss) per share:
Basic	18,006	17,082	17,861	16,899

Diluted	18,006	17,082	17,861	17,442

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